UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 26, 2010

ATHENA SILVER CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

c/o Brian Power; 2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

          On April 26, 2010, Athena Silver Corporation (the "Company"), concluded that previously issued financial statements filed on Form 10-K for the fiscal year ended December 31, 2008 and Forms 10-Q for the three month period ended March 31, 2009, the six month period ended June 30, 2009 and the nine month period ended September 30, 2009 that investors should no longer rely on because of accounting errors identified by the Company.  The Company intends to amend its Form 10-K and Forms 10-Q to correct those errors in the Company’s financial statements as previously filed after conferring with its independent accountants and financial consultant.

Annual Report on Form 10-K for the fiscal year ended December 31, 2009

The Company intends to amend the financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to reflect that transactions involving the forgiveness of debt and accrued interest involving related parties in the amount of $191,800 (the “Forgiveness Transactions”) be recorded as contributed capital.  The Forgiveness Transactions had previously been recorded as Gain on Forgiveness of Debt. The restated recording of the Forgiveness Transactions, as properly recorded, will result in an increase in Additional Paid in Capital in the amount of $191,800 and a decrease in Gain on Forgiveness of Debt to -0-.

Quarterly Reports on Forms 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009

The Company intends to amend the unaudited financial statements contained in its Quarterly Reports on Form 10-Q as of and for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 to properly record the Forgiveness Transactions and their impacts on subsequent interim periods.

The Company’s Chief Executive and Financial Officer discussed these restatements with our independent registered accountants who concurred in these restatements. We also advised the Board of Directors of these restatements.

We have provided our independent accountants with a copy of this Current Report on Form 8-K and have requested that they provide us with a letter addressed to the Commission stating whether the independent accountants agree with the statements set forth herein. We undertake to amend this Report with a copy of such letter as soon as practicable following our receipt of same.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: April 30, 2010	By: ____/s/ John C. Power________ John C. Power President and Chief Executive Officer

3